UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Annual Incentive Plan

On January 23, 2025, the Dominion Energy, Inc. (“Dominion Energy”) Compensation and Talent Development Committee (“CTD Committee”) approved the 2025 Annual Incentive Plan (the “AIP”). Under the AIP, Dominion Energy’s officers are eligible for an annual performance-based cash award. Each officer has a target incentive award under the AIP based on a percentage of base salary.

Payouts under the AIP will be based on the achievement of certain performance goals to be determined by the CTD Committee from among the performance measures set forth in Dominion Energy’s 2024 Incentive Compensation Plan (the “2024 Incentive Compensation Plan”), with potential funding ranging from 0% to 200% of the target funding.

Officer Compensation

In November 2024, the Company announced the title change of Edward H. Baine to President – Utility Operations and Dominion Energy Virginia, effective as of January 1, 2025. On January 23, 2025, the CTD Committee approved the compensation for Mr. Baine relative to his increase in responsibilities. Effective January 1, 2025, his annual base salary is $643,537 with an AIP target of 80% of base salary and a long-term incentive award with a target value of $1,250,000. Mr. Baine will also be eligible to participate in the benefit plans and arrangements generally available to Dominion Energy’s other executive officers.

On January 23, 2025, the CTD Committee approved the issuance of cash and restricted stock awards to Edward H. Baine; Carlos M. Brown, President – Dominion Energy Services and Executive Vice President, Chief Legal Officer and Corporate Secretary; and Steven D. Ridge, Executive Vice President and Chief Financial Officer, in recognition of their status as key contributors to Dominion Energy for 2025. Mr. Baine’s award is comprised of a cash award in the amount of $150,000 and a restricted stock award in the amount of $150,000. Messrs. Brown and Ridge’s awards are each comprised of a cash award in the amount of $150,000 and a restricted stock award in the amount of $350,000. The restricted stock awards are issued pursuant to the 2024 Incentive Compensation Plan and are subject to a three-year cliff vesting period. Each of the awards are subject to clawback provisions, including in the event of fraud, intentional misconduct and breach of confidentiality obligations, and the cash awards must be repaid in full in the event of a voluntarily resignation by the recipient from Dominion Energy within one year of payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Regina J. Elbert
Regina J. Elbert
Senior Vice President and Chief Human Resources Officer

Date: January 27, 2025